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                                  EXHIBIT 99.1

NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS                    PIVOTAL TECHNOLOGIES CONTACT
Bill Blanning or Eileen Algaze                      Gordon Burk
Corporate Communications Dept.                      Vice President of Marketing
949-450-8700                                        626-744-3659
blanning@broadcom.com                               gordon@pivotaltech.com
ealgaze@broadcom.com

BROADCOM FINANCIAL ANALYSTS CONTACT                 BROADCOM INVESTOR RELATIONS
William Ruehle                                      Esteban Torres
Vice President and Chief Financial Officer          949-585-5663
949-450-8700                                        etorres@broadcom.com
billr@broadcom.com

           BROADCOM CORPORATION TO ACQUIRE PIVOTAL TECHNOLOGIES CORP.,
      A LEADING-EDGE DEVELOPER OF DVI AND WIRELESS COMMUNICATIONS SOLUTIONS

          Acquisition will accelerate content-protected DVI connections from PCs and set-top boxes to flat panel displays and digital TVs

IRVINE, Calif. -- May 23, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling high-speed broadband communications to and throughout the home and business, today announced that it has signed a definitive agreement to acquire Pivotal Technologies Corp., a Pasadena, Calif.-based developer of leading-edge Digital Visual Interface (DVI) solutions.

Pivotal Technologies is a fabless semiconductor company developing and marketing high-performance communications links for both wired and wireless environments. Pivotal has developed both single and dual link DVI transmitters and receivers, as well as proprietary and scalable radio frequency (RF) CMOS solutions for the wireless communications marketplace.

Pivotal's DVI technology is key to the deployment of high-speed, digital interfaces for the rapidly growing digital TV and flat panel display markets. DVI is a broadly-supported display connection standard that will be used between a digital host, such as a PC, set-top box or DVD player, and a display device, such as an HDTV, flat panel display or digital CRT. Pivotal is a leader in the development of dual link DVI solutions, which are essential for higher resolutions like UXGA and QXGA (both high resolution standards for PCs).

In addition, Pivotal is combining High-Bandwidth Digital Content Protection
(HDCP) technology with DVI, which allows secure transmission of uncompressed High Definition TV (HDTV) content from the set-top box to the digital TV. This is a key issue in the entertainment industry for the security and protection of copyrighted video material.

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"This is a powerful combination that brings Broadcom's broadband communications expertise together with Pivotal's high-performance expertise in DVI and wireless communications," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "DVI with HDCP is an important addition to our digital set-top box product family. Also, Pivotal's leadership in RF technology, implemented in a low-cost standard logic CMOS manufacturing process, is a great fit with our existing efforts in digital CMOS tuners, Bluetooth and IEEE 802.11 wireless LAN standard. Pivotal's expertise in these areas will be important for hitting the cost targets that these applications will require."

"We're excited to combine forces with Broadcom to address the enormous opportunities for DVI and wireless communications in the Personal Area Network market," said K.C. Murphy, President and CEO of Pivotal Technologies. "We look forward to extending our DVI efforts from PCs to consumer appliances and to developing the full potential of DVI as a high-performance communications link. In addition, our combined RF efforts should yield performance and cost benefits that translate into value that will be attractive to OEM's and consumers."

With the advances in flat panel technology and recent increases in capacity, the flat panel display and digital TV markets are poised for unprecedented volume growth. The box makers (PC, set-top box, DVD), needing to be prepared to connect to all of the displays they are likely to encounter in their markets, are rapidly developing solutions with DVI transmitters.

"CRTs are also included in the DVI revolution," Murphy said. "Some CRT vendors, citing manufacturing efficiencies dealing with fewer frequencies, have already announced digital CRTs that use the DVI interface and convert the signal from digital to analog inside the monitor."

In connection with the acquisition, Broadcom will issue in aggregate approximately 1.94 million shares of its Class B Common Stock in exchange for all outstanding shares of Pivotal Preferred and Common Stock and upon exercise of outstanding employee stock options and other rights of Pivotal. The merger transaction is expected to close shortly and will be accounted for as a pooling of interests. The boards of directors of both companies have approved the merger, which awaits approval by Pivotal shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time charge in its second fiscal quarter (ending June 30) to cover related expenses.

Shares of Broadcom's Class B Common Stock are identical to Broadcom Class A Common Stock except for certain voting rights, may be converted into Class A Common Stock at any time at the holder's option, and are automatically converted into Class A Common Stock upon sale and most other transfers. Broadcom's Class A Common Stock is traded on the Nasdaq National Market(R); the Class B Common Stock is not publicly traded.

ABOUT PIVOTAL TECHNOLOGIES

Pivotal Technologies Corp., founded in 1997, is a fabless semiconductor company, developing and marketing high-performance communications links for both wired and wireless environments. Specializing in Communications and Digital Video subsystems for System-On-a-Chip applications, Pivotal integrates proprietary analog, RF and DSP blocks in deep submicron,

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standard logic CMOS technologies. Pivotal is a privately-held company headquartered in Pasadena, Calif. with an office in Addison, Texas, outside Dallas. Pivotal may be reached at 626-744-3600 or at www.pivotaltech.com.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of Pivotal Technologies Corp. include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which our present and future customers and end-users adopt Broadcom's and Pivotal's technologies and products in the markets for DVI and RF CMOS products; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the

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manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts: the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. Pivotal is a trademark of Pivotal Technologies Corp. All other trademarks mentioned are the property of their respective owners.